EXHIBIT 10.3(c)

THE TRADE DESK, INC.

EXERCISE NOTICE

The Trade Desk, Inc.

Attention: Stock Administration

1.                                      Exercise of Option(s).  Effective as of today,            , 20  , the undersigned (the “Participant”) hereby elects to exercise one or more of the Participant’s options (each, an “Option”) to purchase shares of the Common Stock (the “Shares”) of The Trade Desk, Inc. (the “Company”), under and pursuant to the applicable Company equity plan identified below (each, a “Plan”) and the applicable Stock Option Agreement identified below (each, an “Option Agreement”).  Capitalized terms used herein without definition shall have the meanings given in the applicable Option Agreement.

OPTION GRANT TABLE

Grant ID Number	Date of Grant	Vesting Start Date	Applicable Plan(1) (2010 Plan or 2015 Plan)	Type of Option (ISO or NSO)	Number of Shares for Which Option is Exercised	Remaining Option Shares	Per Share Exercise Price	Total Option Exercise Price

AGGREGATE EXERCISE PRICE:

(1) 2010 Plan refers to the Company’s 2010 Stock Plan and 2015 Plan refers to the Company’s 2015 Equity Incentive Plan, each as amended from time to time.

Certificate(s) (if any) to be issued in name of:

Cash Payment delivered herewith:	☐	$

Other form of consideration delivered herewith (only if approved by the Administrator):	☐	Form of Consideration: $

2.                                      Representations of the Participant.  The Participant acknowledges that the Participant has received, read and understood the applicable Plan(s) and Option Agreement(s).  The Participant agrees to abide by and be bound by their terms and conditions.

3.                                      Rights as Stockholder.  Until the stock certificate evidencing Shares purchased pursuant to the exercise of the Option(s) is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) or the Shares purchased pursuant to the exercise of the Option(s) are entered into the Company’s records in book entry form (as applicable), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to the Option(s), notwithstanding the exercise of the Option(s).  The Company shall issue (or cause to be issued) such stock certificate with respect to the Shares subject to the Option(s) or shall enter (or cause to be entered) such Shares into the Company’s records in book entry form, in either case, promptly after the Option(s) are exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued or the Shares are entered into the Company’s records in book entry form (as applicable), except as otherwise provided in the applicable Plan.  The Participant shall enjoy rights as a stockholder until such time as the Participant disposes of the Shares, subject to the terms and conditions of the applicable Plan.

4.                                      The Participant’s Rights to Transfer Shares. Without limiting the generality of any other provision hereof, the Participant hereby expressly acknowledges that (i) Sections 10(h) (“Lock-Up Period”), 10(i) (“Right of First Refusal”) and 10(j) (“Take-Along Rights”) of the 2015 Plan and (ii) Sections 7 (“Right of Repurchase”), 8 (“Consent for Transfers; Right Of First Refusal”) and 12 (“Restrictions On Transfer”) of the 2010 Plan, in each case, as applicable, are expressly incorporated into this Agreement and are applicable to the Shares acquired by the Participant under the applicable Plan.

5.                                      Transfer Restrictions.  Any transfer or sale of the Shares is further subject to restrictions on transfer imposed by any applicable state and federal securities laws.  Any transfer or attempted transfer of any of the Shares not in accordance with the terms of this Agreement, and/or applicable law shall be void and the Company may enforce the terms of this Agreement by stop transfer instructions or similar actions by the Company and its agents or designees.

6.                                      Tax Consultation.  The Participant understands that the Participant may suffer adverse tax consequences as a result of the Participant’s purchase or disposition of the Shares.  The Participant represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the purchase or disposition of the Shares and that the Participant is not relying on the Company for any tax advice.

7.                                      Restrictive Legends and Stop-Transfer Orders.

(a)                                 Legends.  The Participant understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s), if any, evidencing ownership of the Shares together with any other legends that may be required by state or federal securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED OR HYPOTHECATED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER THE ACT AND SUCH LAWS OR AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN STOCK OPTION AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES).  SUCH STOCK OPTION AGREEMENT GRANTS TO THE ISSUER OF THESE SHARES CERTAIN RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SHARES AND CERTAIN REPURCHASE RIGHTS UPON TERMINATION OF SERVICE WITH THE ISSUER.  THE SECRETARY OF THE ISSUER WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH STOCK OPTION AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.

(b)                                 Stop-Transfer Notices.  The Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)                                  Refusal to Transfer.  The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

8.                                      Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

9.                                      Interpretation.  The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under this Agreement.

10.                               Governing Law; Severability.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware excluding that body of law pertaining to conflicts of law.  Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

11.                               Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

12.                               Further Instruments.  The Participant hereby agrees to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement including, without limitation, the Investment Representation Statement in the form attached hereto as Exhibit A.

13.                               Delivery of Payment.  The Participant herewith delivers to the Company the full Exercise Price for the Shares, as well as any applicable withholding tax.  Payment of the Aggregate Exercise Price shall be made in accordance with Section 5 of the applicable Option Agreement.

14.                               Entire Agreement.  The Plan(s) and Option Agreement(s) are incorporated herein by reference.

This Agreement, the Plan(s), the Option Agreement(s) and the Investment Representation Statement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.

Submitted by:

PARTICIPANT

Participant

Address:

EXHIBIT A

INVESTMENT REPRESENTATION STATEMENT

PARTICIPANT	:

COMPANY	:	The Trade Desk, Inc.

SECURITY	:	Common Stock

AMOUNT	:

DATE	:

In connection with the purchase of the above-listed shares of Common Stock (the “Securities”) of The Trade Desk, Inc. (the “Company”), the undersigned (the “Participant”) represents to the Company the following:

(a)                                 The Participant is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.  The Participant is acquiring these Securities for investment for the Participant’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b)                                 The Participant acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Participant’s investment intent as expressed herein.  The Participant understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if the Participant’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.  The Participant further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  The Participant further acknowledges and understands that the Company is under no obligation to register the Securities.  The Participant understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under applicable securities laws or agreements.

(c)                                  The Participant is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions.  Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option(s) to the Participant, the exercise(s) will be exempt from registration under the Securities Act.  In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may under present law be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including:  (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as this term is defined under the Exchange Act); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three (3)-month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.  In the event that the Company does not qualify under Rule 701 at the time of grant of the Option(s), then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than six months, or, in the event the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, not less than one year, after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above or, in the case of a non-affiliate who subsequently holds the Securities less than one year, the satisfaction of the conditions set forth in section (2) of the paragraph immediately above.

(d)                                 The Participant further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.  The Participant understands that no assurances can be given that any such other registration exemption will be available in such event.

Signature of the Participant:

Participant

Date: ,